Exhibit 10.1

AMENDMENT AGREEMENT

This Amendment Agreement (the “Agreement”) is entered into as of the __ day of February, 2026 (the “Effective Date”), by and among PAVmed Inc., a Delaware corporation with offices located at 360 Madison Avenue, 25th Floor, New York, NY 10017 (the “Company”) and the undersigned holder of the Existing Note (as defined below) and Existing Preferred Shares (as defined below) (the “Holder”), with reference to the following facts:

A. Prior to the date hereof, (i) the Company and the Holder entered into that certain Securities Purchase Agreement, dated as of March 31, 2022 (as the same may be amended, modified or waived from time to time, the “Securities Purchase Agreement”), pursuant to which the Company has previously issued to the Holder (x) a senior secured convertible note, dated as of April 4, 2022 (the “April 2022 Note”) and (y) a senior secured convertible note, dated as of September 8, 2022 (the “September 2022 Note” and, together with the April 2022 Note, the “Original Notes”) and (ii) the Company and the Holder entered into that certain exchange agreement, dated November 15, 2024 (the “Exchange Agreement”), pursuant to which, among other things, the Company and the Holder exchanged the April 2022 Note and part of the September 2022 Note for certain shares of Series C Convertible Preferred Stock, $0.001 par value of the Company (the “Series C Preferred Stock”).

B. As of the date hereof, the Holder holds (i) a September 2022 Note with such aggregate principal and interest outstanding as set forth on the signature page of the Holder attached hereto (the “Existing Note”) and (i) such aggregate number of shares of Series C Preferred Stock as set forth on the signature page of the Holder attached hereto (the “Existing Preferred Shares”).

C. The Company desires to (i) repurchase and cancel the Existing Preferred Shares (the “Repurchased Securities”) for $22,233,000 in cash (the “Preferred Purchase Price”), (ii) amend and restate the Existing Note as the New Note (as defined below) and (iii) grant the Right (as defined below) to the Holder and (iv) consummate a Subsequent Placement to raise all, or part, of the Preferred Purchase Price through the issuance of up to 55,000 shares of Series D Preferred Stock, par value $0.001, for an aggregate purchase price of up to $55,000,000 in one or more closings (the “Proposed Equity Raise”) as of the time of consummation of the Proposed Equity Raise (or such other time as mutually agreed upon by the Company and the Holder, the “Closing Time”).

D. Effective as of the Closing Time, each of the Company and the Holder desire to amend and restate the Existing Note in the form of the senior secured convertible note attached hereto as Exhibit A, with a new aggregate principal of $15,000,000 as set forth on the signature page of the Holder attached hereto (the “New Note”, and as converted into shares of Common Stock in accordance therewith, the “New Conversion Shares”).

E. Capitalized terms used but not otherwise defined herein shall have the meaning as set forth in the Securities Purchase Agreement (as amended hereby).

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1. Repurchase of Repurchased Securities; Amendment and Restatement of Existing Note; Right.

(a) On or prior to the Closing Time, the Company shall repurchase the Repurchased Securities from the Holder by wiring the Preferred Purchase Price to the Holder, in U.S. dollars and immediately available funds, in accordance with the wire instructions of the Holder delivered to the Company on or prior thereto. Upon the Holder’s receipt of the Preferred Purchase Price, the Repurchased Securities shall be automatically cancelled, the Repurchased Securities shall no longer be outstanding, and the Designated Provisions (as defined below) of each of the Exchange Agreement and that certain Securities Purchase Agreement, dated as of November 20, 2024 (the “November 2024 SPA”), by and between the Holder and the Company, shall be terminated and thereafter be of no further for and effect. For purposes hereof, the term “Designated Provisions” shall mean Sections 2, 3(a), 3(b)(iii) and 13 of the Exchange Agreement, and Sections 4(j), (k), (l) and (n) of the November 2024 SPA. For avoidance of doubt, none of the foregoing or any other provision hereof shall be deemed to amend or modify any of the covenants or other terms in the New Note.

(b) As of the Closing Time, the Existing Note is hereby amended and restated as the New Note. The Company shall deliver the original duly executed certificate evidencing the New Note to the Holder (or its designee) by no later than the second (2nd) Trading Day after the Closing Time

(c) As soon as commercially practicable after the Closing Time, the Holder shall deliver the certificates, if any, evidencing the Existing Note and Existing Preferred Shares to the Company (or a lost affidavit in customary form), and the Company shall file a certificate of cancellation of the certificate of designations for the Existing Preferred Shares with the Secretary of State of Delaware.

(d) As additional consideration for the transactions contemplated herein, the Company hereby grants the Holder rights (collectively, the “Rights”) to receive from the Company 300,000 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events) shares of common stock (the “Lucid Common Stock”), $0.001 par value, of Lucid Diagnostics Inc, a Delaware corporation (“Lucid Diagnostics”) (such shares of Lucid Common Stock, the “Right Shares”) in accordance with this Section 1(d) (subject to the limitations set forth in Section 1(d)(v) below), exercisable upon the earliest of (x) the Maturity Date (as defined in the New Note), (y) such date the New Note no longer remains outstanding and (z) such earlier date as the Company shall notify the Holder in writing (the “Rights Trigger Date”).

(i) Exercise of Right of Required Transfer of Shares. Subject to the terms hereof, the exercise of the Rights may be made, in whole or in part, at any time or times on or after the Rights Trigger Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed PDF copy of the Notice of Required Transfer Form annexed hereto as Exhibit A (each, a “Notice of Required Transfer”, and the corresponding date thereof, the “Exercise Date”). Partial exercises of the Rights resulting in the transfer of a portion of the total number of Rights Shares available thereunder shall have the effect of lowering the outstanding number of Rights Shares purchasable thereunder in an amount equal to the applicable number of Rights Shares transferred. The Holder and the Company shall maintain records showing the number of Rights Shares transferred and the date of such transfers. The Company shall deliver any objection to any Notice of Required Transfer Form within one (1) Trading Day of receipt of such notice. The Holder acknowledges and agrees that, by reason of the provisions of this paragraph, following each exercise of the Rights issued hereunder and the transfer of a portion of the Rights Shares pursuant thereto, the number of Rights Shares available for transfer pursuant to the Rights issued hereunder at any given time may be less than the amount stated herein.

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(ii) Delivery of Rights Shares. The Rights Shares transferred from the Company to the Holder in accordance herewith shall be transmitted by the transfer agent of Lucid Diagnostics (the “Lucid Transfer Agent”) to the Holder by crediting the account of the Holder’s prime broker with The Depository Trust Company through its Deposit/Withdrawal at Custodian system (“DWAC”) (or other electronic transfer, as applicable) if Lucid Diagnostics is then a participant in such system (unless requested by the Holder to be delivered by physical delivery to the address specified by the Holder in the Notice of Required Transfer) by the date that is one (1) Trading Day after the delivery to the Company of the Notice of Required Transfer (such date, the “Share Delivery Deadline”). The Rights Shares shall be deemed to have been transferred from the Company to the Holder, and Holder or any other person so designated to be named therein shall be deemed to have become the holder of record of such shares for all purposes, as of the date the Rights have been exercised.

(iii) Charges, Taxes and Expenses. Transfer of Rights Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the transfer and issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be transferred and issued in the name of the Holder. The Company shall pay all Lucid Transfer Agent fees required for same-day processing of any Notice of Required Transfer.

(iv) Rights Shares Position. The Company covenants that, from and after the date hereof, as long as any Rights remain outstanding, it will hold and reserve a sufficient number of shares to provide for the transfer and delivery of all of the Rights Shares transferable hereunder to the Holder (or its designee) upon the exercise of the Rights (without regard to any limitations on exercise set forth in Section 1(d)(v) below). The Company further covenants that its issuance of the Rights shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and transfer the necessary certificates for the Rights Shares upon the due exercise of the Rights. The Company will take all such reasonable action as may be necessary to assure that such Rights Shares may be transferred to the Holder (or its designee) as provided herein without violation of any applicable law or regulation, or of any requirements of the principal market or exchange upon which the Lucid Common Stock may then be listed. The Company covenants that all Rights Shares which may be transferred upon the exercise of the Rights represented by this Agreement, the Rights, will, upon exercise of the Rights be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, Liens and charges created by the Company or Lucid Diagnostics in respect of the transfer thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

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(v) Limitations on Exercise. The Company shall not effect the exercise of any Rights, and the Holder shall not have the right to exercise any portion of any Rights pursuant to the terms and conditions of this Agreement and any such exercise shall be null and void and treated as if never made, to the extent that after giving effect to such exercise, the Holder together with the other Attribution Parties (as defined below) collectively would beneficially own in excess of 9.99% (the “Beneficial Ownership Limitation”) of the shares of Lucid Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Lucid Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Lucid Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Lucid Common Stock transferable upon exercise of the Rights issued hereunder with respect to which the determination of such sentence is being made, but shall exclude shares of Lucid Common Stock which would be issuable or transferable, as applicable, upon (A) exercise of the remaining, nonexercised portion of the Rights beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of Lucid Diagnostics (including, without limitation, any convertible notes or convertible preferred stock or warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 1(d)(v). For purposes of this Section 1(d)(v) beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”). For purposes of determining the number of outstanding shares of Lucid Common Stock the Holder may acquire upon the exercise of the Rights without exceeding the Beneficial Ownership Limitation, the Holder may rely on the number of outstanding shares of Lucid Common Stock as reflected in (x) Lucid Diagnostics’ most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by Lucid Diagnostics or the Lucid Transfer Agent, if any, setting forth the number of shares of Lucid Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives a Notice of Required Transfer from the Holder at a time when the Company is aware that the actual number of outstanding shares of Lucid Common Stock is less than the Reported Outstanding Share Number, the Company shall notify the Holder in writing of the number of shares of Lucid Common Stock then outstanding, if known by the Company, and, to the extent that such Notice of Required Transfer would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 1(d)(v), to exceed the Beneficial Ownership Limitation, the Holder must notify the Company of a reduced number of shares of Lucid Common Stock to be transferred pursuant to such Notice of Required Transfer. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to the Holder the number of shares of Lucid Common Stock then outstanding, if then known by the Company. In any case, the number of outstanding shares of Lucid Common Stock shall be determined after giving effect to the conversion or exercise of securities of Lucid Diagnostics, including the Rights, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the transfer of shares of Lucid Common Stock to the Holder upon exercise of the Rights results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Beneficial Ownership Limitation of the number of outstanding shares of Lucid Common Stock (as determined under Section 13(d) of the 1934 Act), the number of shares so transferred by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Beneficial Ownership Limitation (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Beneficial Ownership Limitation to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Beneficial Ownership Limitation will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder of Rights that is not an Attribution Party of the Holder. For purposes of clarity, the shares of Lucid Common Stock transferable pursuant to the terms of the Rights hereunder in excess of the Beneficial Ownership Limitation shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. No prior inability to exercise any Rights pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1(d)(v) to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 1(d)(v) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of Rights. For the purpose of this Agreement: (x) “Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the date hereof, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of Lucid Common Stock would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the 1934 Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Beneficial Ownership Limitation, (y) “Group” means a “group” as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder and (z) “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

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(vi) Compensation for Buy-In on Failure to Timely Deliver Rights Shares. If the Company shall fail, for any reason or for no reason, on or prior to the applicable Share Delivery Deadline, as required by the applicable Notice of Required Transfer either (x) to transfer and deliver to the Holder (or its designee) a certificate for the number of shares of Lucid Common Stock to which the Holder is entitled or, (y) to credit the balance account of the Holder or the Holder’s designee with DTC for such number of shares of Lucid Common Stock to which the Holder is entitled upon the Holder’s exercise of a Right (a “Delivery Failure”) and if on or after such Share Delivery Deadline the Holder acquires (in an open market transaction, stock loan or otherwise) shares of Lucid Common Stock corresponding to all or any portion of the number of shares of Lucid Common Stock upon such exercise that the Holder is entitled to receive from the Company and has not received from the Company in connection with such Delivery Failure (a “Buy-In”), then, in addition to all other remedies available to the Holder, the Company shall, within one (1) Business Day after receipt of the Holder’s request and in the Holder’s discretion, either: (I) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, stock loan costs and other out-of-pocket expenses, if any) for the shares of Lucid Common Stock so acquired (including, without limitation, by any other Person in respect, or on behalf, of the Holder) (the “Buy-In Price”), at which point the Company’s obligation to so transfer and deliver such certificate (and to transfer and deliver such shares of Lucid Common Stock) or credit the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of shares of Lucid Common Stock to which the Holder is entitled upon the Holder’s exercise of Rights hereunder (as the case may be) (and to transfer and deliver such shares of Lucid Common Stock) shall terminate, or (II) promptly honor its obligation to so transfer and deliver to the Holder a certificate or certificates representing such shares of Lucid Common Stock or credit the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of shares of Lucid Common Stock to which the Holder is entitled upon the Holder’s exercise of Rights hereunder (as the case may be) and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (x) such number of shares of Lucid Common Stock multiplied by (y) the lowest Closing Sale Price (as defined below) of the Lucid Common Stock on any Trading Day during the period commencing on the date of the applicable Notice of Required Transfer and ending on the date of such transfer and payment under this clause (II). Nothing shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Lucid Common Stock (or to electronically deliver such shares of Lucid Common Stock) upon the exercise of the Rights as required pursuant to the terms hereof. “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, L.P., or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, L.P., or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, L.P., the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. All such determinations shall be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during such period.

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(vii) Fundamental Transaction. If, at any time while the Rights remain outstanding, a Fundamental Transaction (as defined in the New Notes, but replacing the Company and its Subsidiaries with Lucid Diagnostics and its subsidiaries, as applicable, mutatis mutandis) occurs, then, upon any subsequent exercise of the Rights, the Holder shall have the right to receive, for each Rights Share that would have been transferable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 1(d)(v) on the exercise of the Rights), the number of shares of common stock of the successor or acquiring corporation of Lucid Diagnostics, if it is the surviving corporation, plus any additional consideration receivable as a result of such Fundamental Transaction by a holder of one share of Lucid Common Stock. Upon the occurrence of any such Fundamental Transaction, the successor entity in a Fundamental Transaction in which Lucid Diagnostics is not the survivor (the “Successor Entity”) shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Agreement referring to “Lucid Diagnostics” shall refer instead to the Successor Entity).

(viii) No Rights as Stockholder Until Exercise. Each Right does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of Lucid Diagnostics prior to the exercise hereof.

(ix) Transferability. Subject to compliance with any applicable securities laws, the Rights and all rights hereunder are transferable to any affiliate of the Holder or any other Person under common control with the Holder, as applicable, in whole or in part, upon written assignment substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer of this Agreement delivered to the principal office of the Company or its designated agent. Upon such assignment and, if required, such payment, the Company shall enter into a new agreement with the assignee or assignees, as applicable, and this Agreement shall promptly be cancelled. Any Rights, if properly assigned in accordance herewith, may be exercised by a new holder for the transfer of Rights Shares without having a new agreement executed.

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2. Amendments to Transaction Documents.

(a) Ratifications. Except as otherwise expressly provided herein, the Securities Purchase Agreement and each other Transaction Document, is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Effective Time: (i) all references in the Securities Purchase Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Securities Purchase Agreement shall mean the Securities Purchase Agreement as amended by this Agreement, and (ii) all references in the other Transaction Documents, to the “Securities Purchase Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Securities Purchase Agreement shall mean the Securities Purchase Agreement as amended by this Agreement.

(b) Reaffirmation of Guaranty and Security Interest. Each Subsidiary of the Company that has executed a Guaranty hereby reaffirms and acknowledge that, after giving effect to this Agreement and the transactions contemplated hereunder (including, without limitation, the repurchase of the Repurchased Securities and the amendment and restatement of the Existing Note as the New Note), such Guaranty remains in full force and effect. The Company and the Holder hereby acknowledge that, after giving effect to this Agreement and the transactions contemplated hereunder (including, without limitation, the repurchase of the Repurchased Securities and the amendment and restatement of the Existing Note as the New Note), the Investor’s security interest in the Collateral as established by terms of the Notes and the Security Documents remains in full force and effect.

(c) Amendments to Transaction Documents. As of the Effective Time, each of the Transaction Documents are hereby amended as follows:

(i) The defined term “Note” is hereby amended to include the “New Note (as defined in the Amendment Agreement)”.

(ii) The defined term “Amendment Agreement” shall mean “that certain Amendment Agreement, dated as of February __, 2026, by and between the Company and the holder of Notes signatory thereto”.

(iii) The defined term “Transaction Documents” is hereby amended to include the Amendment Agreement.

(iv) Notwithstanding anything in the Security Agreement to the contrary, the pledge by the Company to the Collateral Agent, for the benefit of the Holder, of Lucid Common Stock thereunder (and the right of the Collateral Agent and/or the Holder to acquire such Lucid Common Stock, in whole or in part, to satisfy the Company’s obligations under the New Note in accordance with the New Note and the Security Agreement, as applicable, solely in connection with the seizing of all, or any part, of such Lucid Common Stock in accordance therewith, shall be deemed to be a Right for all purposes hereunder and subject to the terms of conditions of Section 1(d) (including, without limitation, the Beneficial Ownership Limitation), mutatis mutandis.

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3. Extension of Prior Waiver. The Company desires to obtain a waiver, in part, effective as of December 1, 2025, of the definition of “Waiver Period” in Section 3 of the April Waiver such that the “Waiver Period” as defined therein shall be deemed to be extended from the period commencing on April 1, 2025 (the “Prior Waiver Period Commencement Date”) and ending on November 30, 2025 to the period commencing on the Prior Waiver Period Commencement Date and ending on the Effective Date (the “Extension Waiver”). The Holder hereby agrees to the Extension Waiver in its capacity as holder of the Existing Note and one or more Existing Preferred Shares and the Extension Waiver shall be effective as of December 1, 2025. For the avoidance of doubt, none of the foregoing or any other provision of this Section 3 shall be deemed to amend or modify any of the covenants or other terms of the New Note.

4. Representations and Warranties.

(a) Company Bring Down; No Event of Default. Except as set forth on Schedule 3(a) attached hereto, the Company hereby makes the representations and warranties to the Holder as set forth in Section 3 of the Securities Purchase Agreement (as amended hereby) as if such representations and warranties were made as of the date hereof and set forth in their entirety in this Amendment, mutatis mutandis. The Company represents and warrants to the Investor that after giving effect to the consummation of the transactions contemplated by this Agreement, no Event of Default (as defined in the New Note) shall have occurred and be continuing as of the date hereof. The Company represents and warrants to the Holder that, as of the date hereof, the Company holds 31,302,444 shares of Lucid Common Stock in uncertificated form.

(b) Holder Bring Down; Ownership Representation. The Holder hereby makes the representations and warranties as to itself only as set forth in Section 2 of the Securities Purchase Agreement (as amended hereby) as if such representations and warranties were made as of the date hereof and set forth in their entirety in this Agreement, mutatis mutandis. The Holder owns the Existing Note and Existing Preferred Shares free and clear of any liens (other than the obligations pursuant to this Agreement, the Transaction Documents and applicable securities laws).

(c) Revised Security Agreement Schedules. Attached hereto as Schedule 3(c) are revised schedules to the Security Agreement, which as of the Effective Time shall amend and restate the schedules attached to the Security Agreement.

5. Fees. The Company shall reimburse Kelley Drye & Warren LLP (counsel to the Holder), on demand, a non-accountable amount of $40,000 for the costs and expenses incurred by it in connection with preparing and negotiating this Agreement and the New Notes (including, without limitation, all legal fees and disbursements in connection therewith, and due diligence in connection with the transactions contemplated thereby).

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6. No Variable Rate Transactions. Notwithstanding anything in the Securities Purchase Agreement to the contrary, so long as the New Note remains outstanding, the Company and each Subsidiary shall be prohibited from effecting or entering into an agreement to effect any Subsequent Placement involving a Variable Rate Transaction (other than the Proposed Equity Raise or pursuant to the Permitted ATM (as defined below)). “Variable Rate Transaction” means a transaction in which the Company or any Subsidiary (i) issues or sells any Convertible Securities either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such Convertible Securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such Convertible Securities or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock, other than pursuant to a customary “weighted average” anti-dilution provision or (ii) enters into any agreement (including, without limitation, an equity line of credit or an “at-the-market” offering) whereby the Company or any Subsidiary may sell securities at a future determined price (other than standard and customary “preemptive” or “participation” rights). “Permitted ATM” means a bona fide at-the-market-offering program established by a bona fide investment bank. The Holder shall be entitled to obtain injunctive relief against the Company and its Subsidiaries to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

7. Form D and Blue Sky. The Company shall make all filings and reports relating to the Exchange required under applicable securities or “Blue Sky” laws of the states of the United States following the date hereof, if any.

8. Effective Time. Except as otherwise provided herein, this Agreement shall be deemed effective as of such time as the Company and the Holder shall have duly executed and delivered this Agreement (the “Effective Time”).

9. Miscellaneous. Section 9 of the Securities Purchase Agreement is hereby incorporated by reference herein, mutatis mutandis.

10. No Commissions. Neither the Company nor the Holder has paid or given, or will pay or give, to any person, any commission, fee or other remuneration, directly or indirectly, in connection with the transactions contemplated by this Agreement.

11. Holding Period. For the purposes of Rule 144, the Company acknowledges that the holding period of the New Note (and upon conversion of the New Note, the New Conversion Shares) may be tacked onto both the holding period of the Existing Note, and the Company agrees not to take a position contrary to this Section 11. The Company acknowledges and agrees that, subject to the Holder’s representations and warranties contained in Section 3(b) of this Agreement, the New Note (and upon conversion of the New Note, the New Conversion Shares) shall not be required to bear any restrictive legend and shall be freely transferable by the Holder pursuant to and in accordance with Rule 144, provided, for the avoidance of doubt, that the Holder shall not be an affiliate of the Company and shall not have been an affiliate during the 90 days preceding the date of any transfer. The Company shall be responsible for any transfer agent fees or DTC fees or legal fees of the Company’s counsel with respect to the removal of legends, if any, or issuance of New Conversion Shares in accordance herewith.

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12. Acceptance of Holder Subscription. Notwithstanding anything to the contrary contained in the Subscription Agreements with respect to the issuance of Series D Preferred Stock of the Company (the “Series D Preferred Shares”, and the certificate of designations with respect thereto, the “Series D Certificate of Designations”), by and between the Company and each investor party thereto (collectively, the “Subscription Agreements”, and each, a “Subscription Agreement”), including but not limited to the section titled “Acceptance of Subscription” of the Subscription Agreement by and between the Company and the Holder (the “Holder Subscription Agreement”), the Company hereby irrevocably agrees that it shall not reject the Holder’s subscription for the Securities (as defined in the Holder Subscription Agreement)(whether in whole or in part) and shall accept the Holder’s Subscription Amount (as defined in the Holder Subscription Agreement) in full, subject only to the Holder’s delivery of the Subscription Amount and the closing conditions set forth in the Transaction Documents (as defined in the Subscription Agreements). The Company’s right to reject subscriptions in its sole discretion shall not apply to the Holder or the Holder Subscription Agreement.

13. Certificate of Designations Waiver. Notwithstanding anything in the Series D Certificate of Designations to the contrary, the Holder, solely in its personal capacity as a holder of Series D Preferred Shares (the “Series D Holder”), and not with respect to any other holder of Series D Preferred Shares (each, an “Other Series D Holder”), hereby waives any and all rights as a Series D Holder with respect to the Series D Preferred Shares beneficially owned by the Holder pursuant to Section 4(b) and 4(c) with respect to the appointment and/or consent right, as applicable, to any director of the Company. The Company hereby acknowledges and agrees the Holder is not under common control with or acting in concert with any Other Series D Holder and is not part of a “group” for purposes of the Securities Exchange Act of 1934, as amended.

14. Mandatory Exercise of Series D Preferred Stock. The Company hereby covenants that by no later than the fifth (5th) Trading Day after the date of the Stockholder Approval (as defined in the Series D Certificate of Designations), all Series D Preferred Shares shall be automatically converted into shares of Common Stock and no Series D Preferred Shares shall remain outstanding.

15. Pledged Lucid Common Stock. In accordance with Section 6(k) of the Security Agreement, on or prior to the twentieth (20th) Trading Day after the date hereof, the Company shall deposit 31,302,444 shares of Lucid Common Stock (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events) into a brokerage account of the Company at a financial institution acceptable to the Collateral Agent, which brokerage account shall be subject to an account control agreement satisfactory to the Collateral Agent, in its sole and absolute discretion, duly executed by the Company, such financial institution and the Collateral Agent. If requested by the Lucid Transfer Agent in connection with the sale of any Lucid Common Stock by the Collateral Agent in accordance with the Security Agreement, the Company shall cause its counsel, promptly, but not later than two Trading Days from the date of such request, to issue the legal opinion with respect to any legend on the Lucid Common Stock. Any fees (with respect to the Lucid Transfer Agent, counsel to the Company, Lucid or otherwise) associated with the issuance of such opinion and/or the removal of any legends on any of the Lucid Common Stock or the establishment and maintenance of any brokerage account or other collateral account of the Company, as applicable, with respect thereto shall be borne by the Company.

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16. Termination. Notwithstanding anything contained in this Agreement to the contrary, if the Closing Time has not occurred by 5:00 pm New York Time on February 4, 2026 (the “Closing Deadline”), at the election of the Holder delivered in writing to the Company at any time after Closing Deadline, this Agreement shall be terminated and be null and void ab initio and the Existing Note and Existing Preferred Shares shall not be sold, amended and/or cancelled hereunder and shall remain outstanding as if this Agreement never existed.

17. Mutual Release.

(a) Company Release. The Company, on behalf of itself, each Subsidiary and each of their past and/or present, officers, directors, employees, predecessors, successors, assigns, affiliates, parents and subsidiaries (together, the “Company Release Parties”) fully, irrevocably and generally releases the Holder and each of its past and present parents, subsidiaries, affiliates, successors, assigns, owners, officers, directors, trustees, shareholders, unitholders, members, partners, employees, contractors, agents, insurers, attorneys, investment bankers, advisors, auditors, accountants, partners, general partners, heirs, executors, administrators, and representatives (collectively the “Holder Release Parties”), from any and all claims (whether direct, class, derivative, representative or otherwise), actions, suits, liabilities, damages (whether compensatory, punitive or otherwise), losses, costs, expenses, and rights and causes of action, known or Unknown Claims (as defined below), that they now have or have ever had or may ever have in the future, resulting from any action or inaction through the Effective Date with respect to, based upon, arising with respect to, or directly or indirectly relating to, as applicable, the Repurchased Securities, any of the Exchange Documents (as defined in the Exchange Agreement) and/or any of the Transaction Documents (the “Company Release Claims”). Company Release Claims shall not include claims to enforce this Agreement or for breach of this Agreement.

(b) Investor Release. The Investor, on behalf of itself and each Investor Release Party, fully, irrevocably and generally releases the Company Release Parties, from any and all claims (whether direct, class, derivative, representative or otherwise), actions, suits, liabilities, damages (whether compensatory, punitive or otherwise), losses, costs, expenses, and rights and causes of action, known or Unknown Claims, that they now have or have ever had or may ever have in the future, resulting from any action or inaction through the Effective Date with respect to, based upon, arising with respect to, or directly or indirectly relating to, as applicable, the Repurchased Securities, any of the Exchange Documents (as defined in the Exchange Agreement) and/or any of the Transaction Documents (the “Investor Release Claims”). Investor Release Claims shall not include claims to enforce this Agreement or for breach of this Agreement, , including with respect to the bring-down provision of Section 4(a) above, or any claims with respect to the New Note.

(i) “Unknown Claims” means claims which the Company Release Parties or the Investor Release Parties, as applicable, do not know or do or do not suspect to exist in their favor at the time of the release of the Company Release Claims or Investor Release Claims, as applicable, which, if known by them might have affected their release of the Company Release Claims or Investor Release Claims, as applicable, or might have affected their decision(s) with respect to this Agreement.

(ii) Each of the Company Release Parties and the Investor Release Parties acknowledges that they may hereafter discover facts in addition to or different from those which they now know or believe to be true with respect to the subject matter of the applicable Released Claims, but expressly fully, finally and forever waive, compromise, settle, discharge, extinguish and release fully, finally and forever, any and all of the Company Release Claims or Investor Release Claims, as applicable, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed, upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts, legal theories or authorities. Each of the Company Release Parties and the Investor Release Parties acknowledges that the foregoing waiver was separately bargained for and is an essential element of this Agreement.

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IN WITNESS WHEREOF, the Holder and the Company have executed this Agreement as of the date set forth on the first page of this Agreement.

COMPANY:

PAVMED INC.

By:
Name:
Title:

IN WITNESS WHEREOF, the Holder and the Company have executed this Agreement as of the date set forth on the first page of this Agreement.

HOLDER:

Aggregate Principal and Interest Outstanding Under Existing Note (prior to consummation of the transactions contemplated hereby)	[●]

By:
Name:
Title:

Aggregate Number of Existing Preferred Shares (prior to consummation of the transactions contemplated hereby):

Aggregate Principal Amount of New Note (following consummation of the transactions contemplated hereby):

EXHIBIT A

NOTICE OF REQUIRED TRANSFER

The undersigned holder hereby exercises the rights (the “Rights”) to receive _________________ of the shares of Common Stock (the “Rights Shares”) of Lucid Diagnostics Inc. pursuant to that certain Amendment Agreement, dated ____ __, 2026, by and between the Company and the investor signatory thereto (the “Amendment Agreement”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Amendment Agreement.

The Company shall deliver to Holder, or its designee or agent as specified below, __________ Rights Shares in accordance with the terms of the Rights. Delivery shall be made to Holder, or for its benefit, as follows:

☐	Check here if requesting delivery as a certificate to the following name and to the following address:

Transfer to:

☐	Check here if requesting delivery by Deposit/Withdrawal at Custodian (or other electronic transfer) as follows:

DTC Participant:

DTC Number:

Account Number:

Date: _____________ __,

Name of Registered Holder

By:
Name:
Title:

Tax ID:

Facsimile:

E-mail Address: